UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2024

Titan Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13341	94-317940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 East 53rd St., Suite 3001, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(786) 769-7512
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title for each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TTNP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On November 6, 2024, the Board of Directors of Titan Pharmaceuticals, Inc. (the “Company”) appointed Brynner Chiam, a director of the Company, as acting principal executive officer and acting principal financial officer of the Company. Mr. Chiam will continue to serve on the Company’s Board of Directors while he concurrently serves as principal executive officer and principal financial officer. The Company has launched a search to identify a full-time chief executive officer. Mr. Chiam will not receive any additional compensation in connection with his service as acting principal executive officer and acting principal financial officer and has not entered into an employment agreement in connection with his service in those roles.

Mr. Chiam (age 47) currently serves as a member of the Company’s Board of Directors and is the Tax Director at Black Chamber Management, a shared service company which provides outsourcing services to related companies as well as third parties. Mr. Chiam has held this position since November 2020, where he is responsible for all aspects of planning, implementing and managing financing activities for the company and its clients. From February 2014 to October 2020, Mr. Chiam served as a Director for Tricor Taxand, a professional tax firm and independent tax adviser specializing in providing tax-related services to its clients. Prior to that Mr. Chiam worked with PricewaterhouseCoopers (PWC) Singapore as well as an investment bank in Malaysia. Mr. Chiam is a member of the Chartered Tax Institute of Malaysia and has over 20 years of experience as a tax consultant and tax practitioner. He received his Bachelor of Business Studies (Accountancy) from Massey University in New Zealand. Based on Mr. Chiam’s experience, the Company’s Board of Directors believes that Mr. Chiam has the appropriate set of skills to serve as the Company’s acting principal executive officer and acting principal financial officer.

There is no arrangement or understanding between Mr. Chiam and any other person pursuant to which he was selected as the Company’s acting principal executive officer and acting principal financial officer, and there is no family relationship between Mr. Chiam and any of the Company’s other executive officers or directors.

There are no transactions between Mr. Chiam and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Titan Pharmaceuticals, Inc.

Dated: November 8, 2024	By:	/s/ Brynner Chiam
		Name:	Brynner Chiam
		Title:	Member of the Board of Directors

2